Registration No. 333-131677

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 4

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orange REIT, Inc.

(Exact name of Registrant as Specified in Its Governing Instruments)

78 Okner Parkway

Livingston, NJ 07039

(973) 597-6433

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ms. Marlene Laveman

78 Okner Parkway

Livingston, NJ 07039

(973) 597-6433

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Jeffrey E. Jordan, Esq.

Arent Fox LLP

1050 Connecticut Avenue, NW

Washington, DC 20036

(202) 857-6473

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely to file certain exhibits. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements, Financial Statement Schedules And Exhibits.

(a)	Financial Statements. See Index to Financial Statements in the prospectus.

(b)	Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c)	Exhibits.

Exhibit Number	Description Of Documents
1.1	Form of Agency Agreement between the Registrant and J.P. Turner & Company, LLC**

1.2	Escrow Agreement**

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant**

3.2	Bylaws of the Registrant**

4.1	Form of Promissory Note to Briad Development West LLC**

5.1	Opinion of Arent Fox LLP as to the validity of the securities being registered**

8.1	Opinion of Arent Fox LLP as to certain tax matters*

10.1	Form of Advisory Agreement between the Registrant and Orange Advisors, LLC**

10.2	Form of Property Acquisition/Disposition Agreement between the Registrant and Orange Realty Group, LLC**

10.4	Memorandum of Business Terms among Orange Advisors, LLC, Orange Realty Group, LLC and Robbin E. Cooper**

10.5	Term Sheet between M&T Bank and Orange REIT, Inc.**

21.1	Subsidiaries of the Registrant**

23.1	Consent of Arent Fox LLP (included in Exhibits 5 and 8)**

23.2	Consent of Grant Thornton LLP**

24.1	Power of Attorney (included on signature page)**

*	Filed herewith
**	Previously filed

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on February 9, 2007.

ORANGE REIT, INC.

By:	/s/ BRAD HONIGFELD
Brad Honigfeld
Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Capacities	Date

/s/ BRAD HONIGFELD Brad Honigfeld	Director	February 9, 2007

/s/ MARK R. STEBBINS* Mark R. Stebbins	Director	February 9, 2007

/s/ SCOTT LIPKIN* Scott Lipkin	Director	February 9, 2007

/s/ DAVID CAHILL* David Cahill	Principal Financial Officer and Principal Accounting Officer	February 9, 2007

*	Signed pursuant to power of attorney previously filed.

By:	/S/ BRAD HONIGFELD
Brad Honigfeld

II-5

EXHIBIT INDEX

Exhibit Number	Description Of Documents
1.1	Form of Agency Agreement between the Registrant and J.P. Turner & Company, LLC**

1.2	Escrow Agreement**

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant**

3.2	Bylaws of the Registrant**

4.1	Form of Promissory Note to Briad Development West LLC**

5.1	Opinion of Arent Fox LLP as to the validity of the securities being registered**

8.1	Opinion of Arent Fox LLP as to certain tax matters*

10.1	Form of Advisory Agreement between the Registrant and Orange Advisors, LLC**

10.2	Form of Property Acquisition/Disposition Agreement between the Registrant and Orange Realty Group, LLC**

10.4	Memorandum of Business Terms among Orange Advisors, LLC, Orange Realty Group, LLC and Robbin E. Cooper**

10.5	Term Sheet between M&T Bank and Orange REIT, Inc.**

21.1	Subsidiaries of the Registrant**

23.1	Consent of Arent Fox LLP (included in Exhibits 5 and 8)**

23.2	Consent of Grant Thornton LLP**

24.1	Power of Attorney (included on signature page)**

*	Filed herewith
**	Previously filed